Exhibit 10.72

OPTION AGREEMENT

THE BOARD OF DIRECTORS of Lapolla Industries, Inc. (the “Company”) authorized and approved the Equity Incentive Plan ("Plan"). The Plan provides for the grant of Options to employees of the Company. Unless otherwise provided herein all defined terms shall have the respective meanings ascribed to them under the Plan.

1. Grant of Option. Pursuant to authority granted to it under the Plan, the Administrator responsible for administering the Plan hereby grants to Harvey L. Schnitzer, an employee of the Company (“Optionee”) and as of February 7, 2014 ("Grant Date"), the following stock options: 100,000 stock options. Each Option permits you to purchase one share of the Company’s common stock, $.01 par value per share ("Shares").

2. Character of Options. Pursuant to the Plan, Options granted herein may be Incentive Stock Options or Non-Qualified Stock Options, or both. To the extent permitted under the Plan and by law, such Options shall first be considered Incentive Stock Options.

3. Exercise Price. The exercise price (“Exercise Price”) for each Non-Qualified Stock Option granted herein is 65¢ ($ 0.65) per Share, and the Exercise Price for each Incentive Stock Option granted herein shall be 65¢ ($ 0.65) per Share.

4. Vesting and Exercisability. The Options shall vest annually over a consecutive three year period in the following respective increments: 33,334 Options on February 6, 2015 and 33,333 Options on each of the next two successive anniversaries thereof, subject to continued satisfactory employment with the Company prior to and upon exercise. Once vested, the Options are immediately exercisable in accordance with the terms and conditions of the Plan and this agreement.

5. Term of Options. The term of each Option granted herein shall be for a term of up to five (5) years from the Grant Date.

6. Payment of Exercise Price. Options represented hereby may be exercised in whole or in part by delivering to the Company your payment of the Exercise Price for the number of Options so exercised (i) in cash, by check or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value not less than the exercise price for the number of Options exercised; (iii) by tender to the Company of a written consent to accept a reduction in the number of shares of Stock issuable upon exercise (“Reduced Number of Shares”), which Reduced Number of Shares, when ascribed a value, shall have a value equal to the Exercise Price for the number of Options exercised; (iv) by delivery of a properly executed notice of exercise together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares being acquired upon the exercise of the Option or portion thereof exercised (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a "Cashless Exercise"), (v) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (vi) by any combination thereof. The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to establish, decline to approve or terminate any program or procedures for the exercise of Options by means of a Cashless Exercise.

7. Limits on Transfer of Options. The Option granted herein shall not be transferable by you otherwise than by will or by the laws of descent and distribution, except for gifts to family members subject to any specific limitation concerning such gift by the Administrator in its discretion; provided, however, that you may designate a beneficiary or beneficiaries to exercise your rights and receive any Shares purchased with respect to any Option upon your death. Each Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your legal representative. No Option herein granted or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. Notwithstanding the foregoing, to the extent permitted by the Administrator, in its discretion, an Option shall be assignable or transferable subject to the applicable limitations, if any, described in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended.

8. Termination of Employment. If your employment is terminated with the Company, the Option and any unexercised portion shall be subject to the provisions below:

(a) Upon the termination of your employment with the Company, to the extent not theretofore exercised, your Option shall continue to be valid; provided, however, that: (i) If the Participant’s employment is terminated by dismissal by the Company other than for cause (as defined below), disability (as described in Section 22(e) of the Code) or death while in the employ of the Company and at a time when such Participant was entitled to exercise an Option as herein provided, any unvested Options shall automatically vest and become exercisable as of the date of termination, and the Participant or their legal representative of such Participant, as the case may be, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than fifteen (15) months from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares specified by the Administrator in such Option; and (ii) If the employment of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant's retirement (at such age upon such conditions as shall be specified by the Board of Directors), and while such Participant is entitled to exercise such Option as herein provided, any unvested Options shall automatically vest and become exercisable as of the date of retirement, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to one (1) year from the date of termination of the Optionee's employment by reason of retirement.

(b) If you voluntarily terminate your employment, Participant shall have the right to exercise such Option that has vested, to the extent not theretofore exercised, at any time up to ninety (90) days from the date of termination of the Optionee's employment, or if you are discharged for cause, any Options granted hereunder shall forthwith terminate with respect to any unexercised portion thereof.

(c) If any Options granted hereunder shall be exercised by your legal representative if you should die or become disabled, or by any person who acquired any Options granted hereunder by bequest or inheritance or by reason of death of any such person written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Options.

(d) For all purposes of the Plan, the term "for cause" shall mean "cause" as defined in the Plan or your employment agreement with the Company.

9. Restriction; Securities Exchange Listing. All certificates for shares delivered upon the exercise of Options granted herein shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

10. Adjustments. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 5 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

11. Change in Control. In the event of a Change in Control (as defined in the Plan), the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the "Acquiror"), may, without the consent of any Participant, either assume the Company's rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiror's stock. In the event the Acquiror elects not to assume or substitute for outstanding Options in connection with a Change in Control, the Committee shall provide that any unexercised and/or unvested portions of outstanding Options shall be immediately exercisable and vested in full as of the date thirty (30) days prior to the date of the Change in Control. The exercise and/or vesting of any Option that was permissible solely by reason of this Section 11 shall be conditioned upon the consummation of the Change in Control. Any Options which are not assumed by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

12. Amendment to Options Herein Granted. The Options granted herein may not be amended without your consent.

13. Withholding Taxes. As provided in the Plan, the Company may withhold from sums due or to become due to Optionee from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the disposition of the Shares acquired by exercise of the Options in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or may require you to reimburse the Company in such amount.

LAPOLLA INDUSTRIES, INC.

/s/ Michael T. Adams Secretary

Corporate Secretary

OPTIONEE

/s/ Harvey L. Schnitzer

Harvey L. Schnitzer